CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-179029 and No. 333-211384) on Form S-3 and in Registration Statements (No. 333-179030 and No. 333-211443) on Form S-8 of Presidio Property Trust, Inc. and Subsidiaries (the “Company”) of our report dated March 12, 2020, relating to our audits of the consolidated financial statements and financial statement schedule, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

Irvine, California
March 12, 2020